Exhibit 10.25

Guarantee Deed Poll

The Allens contact for this document is Alan Maxton

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2018

Allens is an independent partnership operating in alliance with Linklaters LLP.

Guarantee Deed Poll

Contents

1	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	2
	1.3	Inclusive expressions	4
	1.4	Accounting Standards	4
	1.5	Incorporated definitions	4
	1.6	Acknowledgments	4

2	Deed Poll		4

	2.1	Finance Parties and Finance Documents	4
	2.2	Removal of benefit for particular Finance Party	4
	2.3	Power of attorney	5
	2.4	Syndicated Facility Agreements	5
	2.5	Several application of Deed Poll	5

3	Payments		6

4	Representations and Warranties		6

	4.1	Representations and Warranties	6
	4.2	Repetition of representations and warranties	7

5	Guarantee		7
	5.1	Guarantee	7
	5.2	Payment	7
	5.3	Securities for other money	7
	5.4	Amount of Guaranteed Moneys	8
	5.5	Proof by Finance Parties	8
	5.6	Avoidance of payments	8
	5.7	Indemnity for avoidance of Guaranteed Moneys	8
	5.8	No obligation to marshal	9
	5.9	Non exercise of Guarantors’ rights	9
	5.10	Principal and independent obligation	9
	5.11	Suspense account	10
	5.12	Unconditional nature of obligations	10
	5.13	No competition	11
	5.14	Continuing guarantee	12
	5.15	Variation	12
	5.16	Judgments	12
	5.17	Release of Guarantors	12

6	Interest on Overdue Amounts		13
	6.1	Accrual	13
	6.2	Payment	13
	6.3	Rate	13

7	GST		13

8	Saving provisions		13

9	Survival of Obligations		13

10	Assignments		14

11	Notices		14

12	Governing Law and Jurisdiction		14

page (i)

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13	General	14

14	Counterparts	14

Schedule		15

	Notice Details	15

page (ii)

Guarantee Deed Poll

This Deed Poll is made on 3 April 2018

BY:

Each Person specified in the Schedule (each, a Guarantor).

Recital

This Deed Poll is made in favour of each Finance Party from time to time as defined in this Deed Poll. The Guarantors enter into this Deed Poll for valuable consideration including the Finance Parties continuing to extend financial accommodation to or at the request of the Borrowers.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Common Terms Deed Poll means the common terms deed poll dated 10 April 2012 given by Foxtel Management Pty Limited, the parties listed in Schedule 1 to that document and others in favour of the Finance Parties.

Finance Document has the meaning given to that term in the Common Terms Deed Poll.

Finance Party means each Finance Party under the Common Terms Deed Poll to whom, or to whose Financier Representative (as defined in the Common Terms Deed Poll), a Finance Party Nomination Letter is addressed in respect of this Deed Poll.

Finance Party Nomination Letter has the meaning given to that term in the Common Terms Deed Poll.

Financier means each Financier under the Common Terms Deed Poll to whom, or to whose Financier Representative (as defined in the Common Terms Deed Poll), a Finance Party Nomination Letter is addressed in respect of this Deed Poll.

Financier Representative means a Financier Representative under the Common Terms Deed Poll to whom a Finance Party Nomination Letter is addressed in respect of this Deed Poll.

Guaranteed Moneys means all debts and monetary liabilities of each Transaction Party to the Finance Parties under or in relation to any Finance Document and in any capacity, irrespective of whether the debts or liabilities:

(a)	are present or future;

(b)	are actual, prospective, contingent or otherwise;

(c)	are at any time ascertained or unascertained;

(d)	are owed or incurred by or on account of any Transaction Party alone, or severally or jointly with any other person;

(e)	are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person;

(f)	are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party;

(g)

are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

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(h)	are owed to or incurred for the account of any Finance Party directly or as a result of:

(i)	the assignment or transfer to any Finance Party of any debt or liability of any Transaction Party (whether by way of assignment, transfer or otherwise); or

(ii)	any other dealing with any such debt or liability;

(i)

are owed to or incurred for the account of a Finance Party before the date of this Deed Poll, or before the date of any assignment of any Finance Document to any Finance Party by any other person or otherwise; or

(j)	comprise any combination of the above.

Insolvency Event has the meaning given to that term in the Common Terms Deed Poll as if references in the clauses referred to in that definition to a Transaction Party were references to a Guarantor.

Material Adverse Effect has the meaning given to that term in the Common Terms Deed Poll as if references in that definition to a Transaction Party were references to a Guarantor.

Officer means:

(a)	in respect of each Guarantor, any director or secretary, or a person notified to be an authorised officer by the relevant Guarantor; and

(b)

in relation to a Finance Party, any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Head’, ‘Executive’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Finance Party to act as its authorised officer for the purposes of the Finance Documents.

Power means any right, power, authority, discretion or remedy conferred on any Finance Party by this Deed Poll or any applicable law.

Transaction Party has the meaning given to that term in the Common Terms Deed Poll.

1.2	Interpretation

In this Deed Poll, headings and bold type are for convenience only and do not affect the interpretation of this Deed Poll and, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this Deed Poll have a corresponding meaning;

(d)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)

a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)

a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, a Finance Document and a reference to a Finance Document includes any annexure, exhibit and schedule to that Finance Document;

(g)

a reference to a statute, regulation, proclamation, ordinance or by law includes all statutes, regulations, proclamations, ordinances or by laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by laws issued under that statute;

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(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted assigns;

(j)	a reference to an agreement other than a Finance Document or this Deed Poll includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(I)

a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(m)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(n)	no provision of this Deed Poll will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Deed Poll or that provision;

(o)	a covenant or agreement on the part of two or more Guarantors binds them jointly and severally;

(p)	references to time are to Sydney time;

(q)

unless the contrary intention appears, any provision of this Deed Poll which specifies a particular day on which a calculation is to be made or an obligation performed, will be construed as requiring that calculation to be made or that obligation to be performed at or before 5.00pm on that day;

(r)	a reference in this Deed Poll to:

(i)	amendment includes a supplement, novation, restatement or modification and ‘amended’ is to be construed accordingly;

(ii)

continuing, in relation to a Default, indicates a Default that has not been remedied to the satisfaction of the relevant Financier Representative (acting in good faith) or waived in writing in accordance with the terms of the relevant Finance Document; and

(iii)	undertaking, assets and rights includes a reference to all real and personal property, choses in action, goodwill and uncalled and called, but unpaid capital;

(s)

where an act is required to be performed promptly, it shall be performed within as short a period as reasonably possible from the moment when the act could reasonably be performed, taking into account all of the circumstances;

(t)	for the purposes of:

(i)	making a representation or warranty;

(ii)	complying with any notification requirement or other undertaking; or

(iii)	determining whether a Default has occurred,

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the value of any relevant transaction, event or other thing which is not denominated in Dollars, shall be taken into account as if the value of that transaction, event or other thing were converted into Dollars on the relevant date; and

(u)	a reference to remedying an Event of Default includes overcoming its consequences.

1.3	Inclusive expressions

Specifying anything in this Deed Poll after the words ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.4	Accounting Standards

Any accounting practice or concept relevant to the Finance Documents is to be construed or determined in accordance with the Accounting Standards.

1.5	Incorporated definitions

Unless the contrary intention appears, capitalised terms defined in the Common Terms Deed Poll have the same meaning in this Deed Poll.

1.6	Acknowledgments

Each Guarantor:

(a)

acknowledges having received a copy of and approved the Common Terms Deed Poll together with all other Finance Documents and other documents and information it requires in connection with the Common Terms Deed Poll before signing this Deed Poll; and

(b)	acknowledges receiving valuable consideration for signing this Deed Poll.

2	Deed Poll

2.1	Finance Parties and Finance Documents

(a)

This Deed Poll is given by the Guarantors in favour of the Finance Parties from time to time. Each Finance Party has the benefit of and may enforce this Deed Poll even though it is not a party to, or is not in existence at the time of execution and delivery of this Deed Poll, in relation to the Finance Debt to which that Finance Party is entitled and each Finance Document under which that Finance Party has rights, benefits or obligations.

(b)	Each undertaking in this Deed Poll is made in favour of the Finance Parties.

(c)

Each Guarantor irrevocably acknowledges that FOXTEL may sign and deliver a Finance Party Nomination Letter nominating this Deed Poll as a Finance Document whereupon this Deed Poll shall be a Finance Document for the purposes of the Common Terms Deed Poll.

2.2	Removal of benefit for particular Finance Party

Subject to clause 13.7 of the Common Terms Deed Poll, this Deed Poll ceases to be for the benefit of and enforceable by a Finance Party if at any time:

(a)	that Finance Party has been Finally Paid;

(b)	that Finance Party is not committed to providing further financial or other accommodation to any Transaction Party pursuant to any Finance Document; and

(c)	if requested by FOXTEL and agreed in writing by the relevant Finance Party.

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If FOXTEL makes a request to a Finance Party under paragraph (c) above subject to the circumstances in paragraphs (a) and (b) above existing, that Finance Party will promptly confirm in writing that it agrees that this Deed Poll has ceased to be for the benefit of and enforceable by that Finance Party.

2.3	Power of attorney

(a)

Each Guarantor (other than NXE Australia Pty Limited) irrevocably appoints NXE Australia Pty Limited as its attorney (Attorney) to do anything which the Guarantor may do (including to execute any document on its behalf) under or in relation to any Finance Document including to execute and deliver any document amending or supplementing this Deed Poll.

(b)	Without limitation, the Attorney may at any time delegate the Attorney’s powers (including delegation).

2.4	Syndicated Facility Agreements

In relation to a Finance Document which is a Syndicated Facility Agreement:

(a)

any notice, consent, direction, opinion, approval, waiver, variation, agreement or communication which may be given, or which is required to be given either by or to a Financier under this Deed Poll may be given by, and shall be given to, the relevant Financier Representative (on behalf of each Financier under that Syndicated Facility Agreement) and if so given, shall, for the purposes of this Deed Poll, be regarded as having been given to or by each such Financier;

(b)

the parties acknowledge and agree that the relevant Financier Representative under that Syndicated Facility Agreement in giving any such notice, consent, direction, approval, waiver, variation, agreement or other communication or forming any opinion, will be acting on the instructions of the Financiers under and in accordance with that Syndicated Facility Agreement, and references to “acting reasonably”, “in the opinion of, “being satisfied” or similar expressions shall be construed accordingly and where used in connection with the relevant Financier Representative shall be construed as referring to each of the Financiers from whom the relevant Financier Representative is required to obtain instructions in so acting. Each Guarantor shall be entitled to assume in its dealings with the relevant Financier Representative that it has the necessary authority to so act and to bind each Financier under the relevant Syndicated Facility Agreement, until such time as NXE Australia Pty Limited is notified in writing to the contrary; and

(c)	references in this Deed Poll to “a Financier” or “the Financier” shall be construed accordingly.

2.5	Several application of Deed Poll

In relation to each Finance Document, each Finance Party under that Finance Document and the Transactions (jointly a Relevant Transaction), the provisions of this Deed Poll shall be construed (unless a contrary intention is expressly indicated):

(a)	to apply to each such Relevant Transaction separately;

(b)

such that the representations, warranties, undertakings, events of default and other provisions apply to that Relevant Transaction separately and gives each Finance Party to that Relevant Transaction rights in relation to that Relevant Transaction separately; and

(c)	such that each reference to “each Financier Representative” or “the Financier Representatives” means the relevant Financier Representative in respect of the Relevant Transaction.

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3	Payments

Clause 3 (Payments) of the Common Terms Deed Poll applies to this Deed Poll as if references in that clause to a Transaction Party were references to a Guarantor.

4	Representations and Warranties

4.1	Representations and Warranties

Each Guarantor makes the following representations and warranties for the benefit of each Finance Party.

(a)	(status): it is a corporation registered (or taken to be registered) and validly existing under the laws of the jurisdiction of its incorporation;

(b)

(power and authorisation): it has the power and authority to enter into and perform its obligations under and carry out the transactions contemplated by this Deed Poll and to own its assets and to carry on its business as now conducted. It has taken all necessary action to authorise the entry into, delivery and performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)

(document binding): this Deed Poll constitutes its legal, valid, binding and enforceable obligation enforceable in accordance with its terms subject to laws generally affecting creditors’ rights and principles of equity;

(d)

(transactions permitted): the execution, delivery and performance by it of this Deed Poll and each transaction contemplated under this Deed Poll did not and will not breach or result in a contravention of:

(i)	any law, treaty, judgement, ruling, order, regulation or decree of a Government Agency binding on it or Authorisation;

(ii)	its constitution or other constituent documents; or

(iii)	any Encumbrance or material agreement which is binding on it or its assets, and did not and will not:

(iv)	create or impose any Encumbrance on any of its assets; or

(v)

allow a person to accelerate or cancel an obligation with respect to Finance Debt or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Finance Debt, whether immediately or after notice or lapse of time or both;

(e)

(no litigation): except as disclosed in full to each Financier Representative in writing before the date of this Deed Poll, there is no litigation, arbitration, Tax claim, dispute or administrative or other proceeding current or, to the best of its knowledge and belief, threatened, to which it is or may become a party, which:

(i)	in any way questions its power or authority to enter into or perform its obligations under this Deed Poll; or

(ii)	would be reasonably likely to result in the occurrence of an Insolvency Event in relation to it or to have a Material Adverse Effect;

(f)	(Authorisations): each Authorisation:

(i)	which is required in relation to the execution, delivery and performance by it of this Deed Poll and the transactions contemplated by this Deed Poll; or

(ii)	which is required in relation to the validity and enforceability of this Deed Poll, has been obtained or effected, complied with and maintained;

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(g)	(copies of documents): all copies of documents given by it or on its behalf to any Financier Representative are true copies which are accurate and complete in all material respects;

(h)	(not a trustee): it does not enter into this Deed Poll as trustee of any trust or hold any assets as the trustee of any trust;

(i)	(immunity from suit): it does not, and its assets do not, have immunity from the jurisdiction of a court or from legal process;

(j)	(solvency):

(i)	it is able to pay its debts as they fall due and has not suspended making payment of its debts generally; and

(ii)	no Insolvency Event has occurred and is continuing in relation to it or will occur as a result of it entering into this Deed Poll;

(k)

(ranking of obligations): its obligations under this Deed Poll (in all respects and at all times) rank at least equally in right and priority of payment with all its other unsecured and unsubordinated obligations (actual or contingent, present or future) except for obligations mandatorily preferred by law;

(I)	(commercial benefit): the entering into and performance by it of its obligations under this Deed Poll is for its commercial benefit and is in its commercial interests; and

(m)

(own enquiries): it has relied on its own investigations and enquiries regarding the transactions contemplated by the Finance Documents and has not relied on any information, advice or opinion given or offered by or on the Financier’s behalf even if in answer to any enquiry by or for it.

4.2	Repetition of representations and warranties

The representations and warranties given under this Deed Poll are repeated in favour of each Financier with reference to the facts and circumstances then subsisting on each date on which any financial accommodation is made available or rolled over by that Financier under that Financier’s Finance Documents.

5	Guarantee

5.1	Guarantee

The Guarantors jointly and severally, unconditionally and irrevocably guarantee to each Finance Party the payment of the Guaranteed Moneys due to each Finance Party.

5.2	Payment

(a)

If the Guaranteed Moneys are not paid when due, each Guarantor must immediately on demand from the relevant Financier Representative pay to that Financier Representative for the account of its Financiers the Guaranteed Moneys in the same manner and currency as the Guaranteed Moneys are required to be paid.

(b)	A demand under clause 5.2(a) may be made at any time and from time to time.

5.3	Securities for other money

Each Finance Party may apply any amounts received by it or recovered under any document or agreement which is a security for any of the Guaranteed Moneys and any other money in the manner it determines in its absolute discretion.

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5.4	Amount of Guaranteed Moneys

(a)	This clause 5 applies to any amount which forms part of the Guaranteed Moneys from time to time.

(b)	The obligations of each Guarantor under this clause 5 extend to any increase in the Guaranteed Moneys as a result of:

(i)	any amendment, supplement, renewal or replacement of any Finance Document to which any Finance Party and Transaction Party or Guarantor is a party; or

(ii)	the occurrence of any other thing.

(c)	Clause 5.4(b):

(i)

applies regardless of whether any Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which any Finance Party and Transaction Party or Guarantor is a party or the occurrence of any other thing; and

(ii)	does not limit the obligations of any Guarantor under this clause 5.

5.5	Proof by Finance Parties

In the event of the liquidation of a Transaction Party or Guarantor, each Guarantor irrevocably authorises each Finance Party to prove for all money which any Guarantor has paid or is or may be obliged to pay under any Finance Document, any other document or agreement or otherwise in respect of the Guaranteed Moneys.

5.6	Avoidance of payments

(a)	If any payment, conveyance, transfer or other transaction relating to or affecting the Guaranteed Moneys is:

(i)	void, voidable or unenforceable in whole or in part; or

(ii)	claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the	liability of each Guarantor under this clause 5 and any Power is the same as if:

(iii)	that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(iv)	any release, settlement or discharge made in reliance on any thing referred to in clause 5.6(a)(iii),

had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by a Financier Representative to restore to each Finance Party the benefit of this clause 5.

(b)	Clause 5.6(a) applies whether or not any Finance Party knew, or ought to have known, of anything referred to in clause 5.6(a).

5.7	Indemnity for avoidance of Guaranteed Moneys

(a)	If any of the Guaranteed Moneys (or money which would have been Guaranteed Moneys if it had not been irrecoverable) are irrecoverable by any Finance Party from:

(i)	any Transaction Party or Guarantor; or

(ii)	a Guarantor on the footing of a guarantee,

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the Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(iii)	indemnify each Finance Party against any Loss suffered, paid or incurred by that Finance Party in relation to the non payment of that money; and

(iv)	must pay to the relevant Financier Representative for the account of that Finance Party an amount equal to that Loss.

(b)	Clause 5.7(a) applies to the Guaranteed Moneys (or money which would have been Guaranteed Moneys if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(i)	they are or may be irrecoverable because of any event described in clause 5.12;

(ii)	they are or may be irrecoverable because of any other fact or circumstance;

(iii)	the obligations or liabilities or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(iv)	any matters relating to the Guaranteed Moneys are or should have been within the knowledge of any Finance Party.

5.8	No obligation to marshal

A Finance Party is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)	any Encumbrance, Guarantee or other document or agreement held, at any time, by or on behalf of that or any other Finance Party; or

(b)	any money or asset which that Finance Party, at any time, holds or is entitled to receive.

5.9	Non exercise of Guarantors’ rights

A Guarantor must not exercise any rights it may have inconsistent with this clause 5.

5.10	Principal and independent obligation

(a)	This clause 5 is:

(i)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)

independent of and not in substitution for or affected by any other guarantee or security which any Finance Party may hold in respect of the Guaranteed Moneys or any obligations of any Transaction Party, Guarantor or any other person.

(b)	This clause 5 is enforceable against a Guarantor:

(i)	whether or not any Finance Party has:

(A)

made demand on any Transaction Party or Guarantor (other than any demand specifically required to be given, or notice required to be issued, to a Guarantor under clause 5.2 or any other provision of a Finance Document);

(B)	given notice to any Transaction Party, Guarantor or any other person in respect of any thing; or

(C)	taken any other steps against any Transaction Party, Guarantor or any other person;

(ii)	whether or not any Guaranteed Moneys are then due and payable; and

(iii)	despite the occurrence of any event described in clause 5.12.

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5.11	Suspense account

Each Finance Party may:

(a)

appropriate at its discretion any money received or recovered in respect of the Guaranteed Moneys under this Deed Poll or otherwise, including money received or recovered by way of set-off or as a dividend in liquidation; and

(b)

refrain from applying the money in reduction of the Guaranteed Moneys, and claim against any person (including by proving in any liquidation) in respect of the full amount of the Guaranteed Moneys disregarding the money received or recovered.

5.12	Unconditional nature of obligations

(a)

This clause 5 and the obligations of each Guarantor under the Finance Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(i)	the grant to any Transaction Party, Guarantor or any other person of any time, waiver, covenant not to sue or other indulgence;

(ii)	the release (including a release as part of any novation) or discharge of any Transaction Party, Guarantor or any other person;

(iii)	the cessation of the obligations, in whole or in part, of any Transaction Party, Guarantor or any other person under any Finance Document or any other document or agreement;

(iv)	the liquidation of any Transaction Party, Guarantor or any other person;

(v)	any arrangement, composition or compromise entered into by any Finance Party, any Transaction Party, Guarantor or any other person;

(vi)	any Finance Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(vii)	any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part, of any Finance Document or any other document or agreement;

(viii)	any alteration, amendment, variation, supplement, renewal or replacement of any Finance Document or any other document or agreement;

(ix)	any moratorium or other suspension of any Power;

(x)	any Finance Party exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(xi)	any Finance Party obtaining a judgment against any Transaction Party, Guarantor or any other person for the payment of any of the Guaranteed Moneys;

(xii)	any transaction, agreement or arrangement that may take place with any Finance Party, any Transaction Party, Guarantor or any other person;

(xiii)	any payment to any Finance Party including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

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(xiv)	any failure to give effective notice to any Transaction Party, Guarantor or any other person of any default under any Finance Document or any other document or agreement;

(xv)	any legal limitation, disability or incapacity of any Transaction Party, Guarantor or of any other person;

(xvi)	any breach of any Finance Document or any other document or agreement;

(xvii)	the acceptance of the repudiation of, or termination of, any Finance Document or any other document or agreement;

(xviii)	any Guaranteed Moneys being irrecoverable for any reason;

(xix)	any disclaimer by any Transaction Party, Guarantor or any other person of any Finance Document or any other document or agreement;

(xx)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Finance Document or any other document or agreement;

(xxi)	the opening of a new account of any Transaction Party or Guarantor with any Finance Party or any transaction on or relating to the new account;

(xxii)	any prejudice (including material prejudice) to any person as a result of:

(A)	any thing done or omitted by any Finance Party, any Transaction Party, any Guarantor or any other person;

(B)	any failure or neglect by any Finance Party or any other person to recover the Guaranteed Moneys from any Transaction Party or Guarantor; or

(C)	any other thing;

(xxiii)	the receipt by any Finance Party of any dividend, distribution or other payment in respect of any liquidation;

(xxiv)

the failure of any Transaction Party or other Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that Guarantor to execute this agreement or any other document; or

(xxv)	any other act, omission, matter or thing whether negligent or not.

(b)	Clause 5.12(a) applies irrespective of:

(i)	the consent or knowledge or lack of consent or knowledge, of any Finance Party, any Transaction Party, Guarantor or any other person of any event described in clause 5.12(a); or

(ii)	any rule of law or equity to the contrary.

5.13	No competition

(a)	Until the Guaranteed Moneys have been fully paid and this clause 5 has been finally discharged, a Guarantor is not entitled to:

(i)	be subrogated to any Finance Party;

(ii)	claim or receive the benefit of:

(A)	any Encumbrance, Guarantee or other document or agreement of which any Finance Party has the benefit;

(B)	any moneys held by any Finance Party; or

(C)	any Power;

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(iii)

either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction Party or Guarantor liable to pay the Guaranteed Moneys, except in accordance with clause 5.13(b);

(iv)	make a claim or exercise or enforce any right, power or remedy by way of contribution against any Transaction Party or Guarantor liable to pay the Guaranteed Moneys; or

(v)	raise any defence or counterclaim in reduction or discharge of its obligations under this clause 5.

(b)

If required by any Finance Party, a Guarantor must prove in any liquidation of any Transaction Party or Guarantor liable to pay the Guaranteed Moneys for all money owed to the Guarantor in accordance with the Finance Party’s instructions.

(c)

All money recovered by a Guarantor in breach of this clause 5.13 from any liquidation or from any Transaction Party or Guarantor liable to pay the Guaranteed Moneys must be promptly paid to the Financier Representatives for the account of their Financiers and only if it does not create or take effect as a security interest for the purposes of the PPSA, until so paid must be received and held in trust by the Guarantor for the Finance Parties to the extent of the unsatisfied liability of the Guarantor under this clause 5.

(d)	A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 5.13(a).

5.14	Continuing guarantee

This clause 5 is a continuing obligation of each Guarantor, despite:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and remains in full force and effect until all the Guaranteed Moneys have been Finally Paid.

5.15	Variation

This clause 5 extends to cover the Finance Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Guarantors, including any increase in the limit or maximum principal amount available under a Finance Document.

5.16	Judgments

A final judgment obtained against a relevant Transaction Party or Guarantor is conclusive as against each Guarantor.

5.17	Release of Guarantors

Upon each Guarantor becoming a Guarantor (as defined in the Common Terms Deed Poll) under the Common Terms Deed Poll, each Guarantor will cease to be a Guarantor under this Deed Poll and the Finance Parties will automatically release each Guarantor from all its obligations under this Deed Poll.

Guarantee Deed Poll

6	Interest on Overdue Amounts

6.1	Accrual

Except where the relevant Finance Document provides otherwise, interest accrues on each unpaid amount which is due and payable by a Guarantor under or in respect of this Deed Poll (including interest under this clause):

(a)

on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate provided in clause 6.3.

6.2	Payment

Each Guarantor shall pay interest accrued under this clause on demand by the relevant Financier Representative and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

6.3	Rate

The rate applicable under this clause is the sum of 2% per annum plus the higher of:

(a)	the rate (if any) applicable to the amount immediately before the due date; and

(b)	the rate agreed in respect of overdue amounts in accordance with the terms of the relevant Finance Document.

Interest is calculated on the basis of a year of 365 days or, where the drawing is in another currency for which such calculation basis is market convention, 360 days.

7	GST

Clause 12.3 (GST) of the Common Terms Deed Poll applies to this Deed Poll.

8	Saving provisions

Clause 13 (Savings provisions) of the Common Terms Deed Poll applies to this Deed Poll as if references in that clause to a Transaction Party were references to a Guarantor.

9	Survival of Obligations

(a)	(Representations and warranties) Each representation or warranty in this Deed Poll survives the execution and delivery of this Deed Poll and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in this Deed Poll:

(i)

is a continuing, separate and independent obligation, despite any settlement of account or the occurrence of any other thing and remains in full force and effect until the Guaranteed Moneys are fully and finally repaid;

(ii)	is payable on demand; and

(iii)

survives termination or discharge of the relevant Finance Document and repayment of financial accommodation. Where a party is obliged to indemnify another party against any loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.

Guarantee Deed Poll

10	Assignments

(a)	A Guarantor may only assign or transfer any of its rights or obligations under this Deed Poll with the prior written consent of each Financier Representative.

(b)

A Finance Party may assign or transfer all or any of its rights under this Deed Poll in accordance with the provisions set out in a Finance Document as part of a corresponding dealing with its rights under the relevant Finance Document.

11	Notices

(a)

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Deed Poll must be in writing signed by an Officer of the sender (or in the case of an email message, sent from the email address of an Officer of the sender) and be delivered, received or left at the address, email address or fax number of the recipient shown in the Schedule or to any other address, or fax number or email address which it may have notified the sender.

(b)	Clauses 15.1(b) to (d) (Notices) of the Common Terms Deed Poll apply to this Deed Poll (together with necessary changes for context).

12	Governing Law and Jurisdiction

(a)

This Deed Poll is governed by the laws of New South Wales. To the extent permitted by law, so are all related matters, including any non contractual matters. Each Guarantor irrevocably accepts the non exclusive jurisdiction of courts with jurisdiction there.

(b)	Clauses 15.2(c) to (e) (Governing law and jurisdiction) of the Common Terms Deed Poll apply to this Deed Poll as if references in those clauses to a Transaction Party were references to a Guarantor.

13	General

Clauses 15.3 (Prohibition and enforceability) to 15.6 (Cumulative rights) (inclusive) and 16 (Confidentiality) of the Common Terms Deed Poll apply to this Deed Poll.

14	Counterparts

This Deed Poll may be executed in any number of counterparts, each executed by one or more parties. A party may do this by executing and electronically transmitting a copy to one or more others or their representative. All counterparts, taken together, constitute one instrument.

Guarantee Deed Poll

Schedule

Notice Details

Guarantors

1 Name of Guarantor	2 Place of incorporation	3 Address
NXE Australia Pty Limited ACN 625 190 990	Incorporated in Australia	Address: 5 Thomas Holt Drive, North Ryde NSW 2113 Attention: Chief General Counsel Email: general.counsel@Foxtel.com.au

Fox Sports Australia Pty Limited ACN 065 445 418	Incorporated in Australia	Address: Level 5, 2 Holt Street, Surry Hills NSW 2010 Attention: Company Secretary Facsimile: (02) 9288 3275

Binni Pty Limited ACN 004 092 648	Incorporated in Australia	Address: Level 5, 2 Holt Street, Surry Hills NSW 2010 Attention: Company Secretary Facsimile: (02) 9288 3275

Fox Sports Venues Pty Limited ACN 110 803 944	Incorporated in Australia	Address: Level 5, 2 Holt Street, Surry Hills NSW 2010 Attention: Company Secretary Facsimile: (02) 9288 3275

Sport by Numbers Pty Limited ACN 065 420 046	Incorporated in Australia	Address: Level 5, 2 Holt Street, Surry Hills NSW 2010 Attention: Company Secretary Facsimile: (02) 9288 3275

Fox Sports Streamco Pty Limited ACN 616 999 243	Incorporated in Australia	Address: Level 5, 2 Holt Street, Surry Hills NSW 2010 Attention: Company Secretary Facsimile: (02) 9288 3275

Guarantee Deed Poll

Each attorney executing this Deed Poll states that he or she has no notice of the revocation or suspension of his or her power of attorney.

Executed and delivered as a Deed Poll

Executed as a deed in accordance with

section 127 of the Corporations Act 2001 by

NXE Australia Pty Limited:

/s/ Stacey Lee Brown	/s/ Lynette Ireland
Director Signature	Director/Secretary Signature

STACEY LEE BROWN	LYNETTE IRELAND
Print Name	Print Name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Fox Sports Australia Pty Limited:
/s/ Ian Philip	/s/ Christina Allen
Director Signature	Director/Secretary Signature

lan Philip	Christina Allen
Print Name	Print Name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Binni Pty Limited:

/s/ Peter Campbell	/s/ Christina Allen
Director Signature	Director/Secretary Signature

Peter Campbell	Christina Allen
Print Name	Print Name

Guarantee Deed Poll

Executed as a deed in accordance with

section 127 of the Corporations Act 2001 by

Fox Sports Venues Pty Limited:

/s/ Ian Philip	/s/ Christina Allen
Director Signature	Director/Secretary Signature

lan Philip	Christina Allen
Print Name	Print Name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Sport by Numbers Pty Limited:

/s/ Ian Philip	/s/ Christina Allen
Director Signature	Director/Secretary Signature

lan Philip	Christina Allen
Print Name	Print Name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Fox Sports Streamco Pty Limited:

/s/ Peter Campbell	/s/ Christina Allen
Director Signature	Director/Secretary Signature

Peter Campbell	Christina Allen
Print Name	Print Name